PRESS RELEASE	LIFE SCIENCES RESEARCH, INC.
(NYSE Arca: LSR)
P.O. Box 2360
Mettlers Road
East Millstone, NJ 08875-2360

For Further Information:
Richard Michaelson
Phone: US (732) 649-9961
e-mail: LifeSciencesResearch@LSRinc.net

April 30, 2009

LSR ANNOUNCES FIRST QUARTER 2009 RESULTS

Highlights:
•	First Quarter Revenues of $48.0 million
•	First Quarter Operating income of $5.9 million, or 12.3%
•	Net income of $3.7 million
•	Diluted EPS at $0.25

East Millstone, New Jersey, April 30, 2009 – Life Sciences Research, Inc. (NYSE Arca: LSR) announced today revenues and earnings for the first quarter ended March 31, 2009.

Revenues for the first quarter were $48.0 million, 24.0% below revenues of $63.2 million for the first quarter of 2008.  Excluding the effect of currency exchange, revenues decreased 2.6%. Operating income for the 2009 first quarter was $5.9 million, or 12.3% of revenues, compared with $9.7 million, or 15.3% of revenues for the same period in the prior year.  The quarter included stock based expenses of $0.3 million, or $0.02 per fully diluted share, compared with $0.5 million, or $0.03 per fully diluted share in the same quarter last year.  The Company reported a net income for the quarter ended March 31, 2009 of $3.7 million or $0.25 per fully diluted share, compared with a net income of $6.7 million or $0.44 per fully diluted share for the quarter ended March 31, 2008.

Cash and cash equivalents as of March 31, 2009 were $38.0 million compared with $36.5 million as of December 31, 2008.  Net days sales outstanding at March 31, 2009 were 27 compared with 30 at December 31, 2008.  Capital expenditure totaled $2.1 million in the first quarter of 2009, compared with $4.8 million in the first quarter of 2008.

Net new orders for the quarter ended March 31, 2009 totaled $40.8 million representing a book to bill ratio of 0.85.  At March 31, 2009 backlog (booked on work) amounted to approximately $135 million, reflecting currency exchange rates as of March 31, 2009.

Brian Cass, LSR’s President and Managing Director commented, “We are generally pleased with our financial performance this first quarter which we achieved in the face of challenging market dynamics and unfavorable currency exchange. We’ve also seen a welcome pick up in orders from last quarter and enquiries have maintained their steady growth since around the fall of last year. However revenue levels are down from last year and the outlook remains uncertain so we have now implemented previously announced measures to reduce staff compensation levels by approximately 10% while still ensuring our resources, experience and expertise remain available to our customers. I would like to thank our staff for their understanding and demonstrable commitment to our company which have enabled us to take these important cost saving measures. For the long term, we continue to remain confident of the growth opportunities presented by our market place.”

On March 3, 2009, Andrew Baker, the Company's CEO, made a non-binding proposal (the “Baker Proposal”) to acquire all of the outstanding shares of the Company for $7.50 per share. On March 4, 2009 the Company's Board of Directors established the Special Committee of independent directors to evaluate the Baker Proposal and other strategic alternatives.  The Special Committee has retained its own financial advisor and legal counsel to assist it in its evaluation.   The Special Committee's process is continuing and no decisions have yet been made by the Special Committee with respect to LSR's response, if any, to the Baker Proposal.

Conference Call
LSR will hold an investor conference call to discuss the quarter’s results on Friday, May 1, 2009 at 9:00 a.m. Eastern Time.  Listeners can access the call by dialing 1-210-234-0017. The pass code for the call is 3316789.  We suggest calling five minutes prior to the scheduled call.

About Life Sciences Research
Life Sciences Research, Inc. is a global contract research organization providing product development services to the pharmaceutical, agrochemical and biotechnology industries.  LSR brings leading technology and capability to support its clients in non-clinical safety testing of new compounds in early stage development and assessment.  The purpose of this work is to identify risks to humans, animals or the environment resulting from the use or manufacture of a wide range of chemicals which are essential components of LSR's clients' products.  The Company's services are designed to meet the regulatory requirements of governments around the world.  LSR operates research facilities in the United States (the Princeton Research Center, New Jersey) and the United Kingdom (Huntingdon and Eye, England).

Forward Looking Statements
This announcement contains statements that may be forward-looking as defined by the Private Securities Litigation Reform Act of 1995.  These statements are based largely on LSR’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond LSR’s control, as more fully described in the Company’s SEC filings, including its Form 10-K for the fiscal year ended December 31, 2008, as filed with the US Securities and Exchange Commission.

- tables to follow -

Life Sciences Research Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Unaudited

	Three months ended March 31

(Dollars in thousands, except per share data)	2009	2008

Net revenues	$48,042	$63,227
Cost of sales	(34,288)	(43,364)
Gross profit	13,754	19,863
Selling, general and administrative expenses	(7,866)	(10,199)
Operating income	5,888	9,664
Interest income	12	200
Interest income, related parties	106	123
Interest expense	(1,960)	(2,303)
Interest expense, related parties	(716)	(818)
Other expense	(87)	(60)
Income before income taxes	3,243	6,806
Income tax benefit/(expense)	420	(71)
Net income	$3,663	$6,735

Income per share
- Basic	$0.27	$0.53
- Diluted	$0.25	$0.44

Weighted average number of common stock
- Basic (000’s)	13,347	12,633
- Diluted (000’s)	14,462	15,406

Life Sciences Research Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share data)	March 31,	December 31,
	2009	2008
ASSETS	Unaudited	Audited
Current assets:
Cash and cash equivalents	$38,018	$36,493
Accounts receivable	24,871	19,607
Unbilled receivables, net	18,010	21,683
Inventories	2,191	2,854
Prepaid expenses (includes related parties of $1,090 and $985 in 2009 and 2008)	5,106	5,031
Total current assets	$88,196	$85,668
Property and equipment, net	63,584	63,610
Goodwill	2,708	2,684
Intangible assets, net	6,037	6,449
Other assets, related parties	3,150	3,074
Deferred income taxes	10,133	9,713
Total assets	$173,808	$171,198

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$11,633	$12,061
Accrued payroll and other benefits	3,550	3,882
Accrued expenses and other liabilities	23,908	25,921
Short-term debt	2,505	2,596
Fees invoiced in advance	29,724	27,681
Total current liabilities	$71,320	$72,141
Long-term debt, net (includes related parties of $21,006 and $21,025 in 2009 and 2008)	71,726	71,943
Deferred gain on disposal of US property	8,387	8,467
Pension liabilities	33,640	33,859
Total liabilities	$185,073	$186,410

Commitments and contingencies
Stockholders' deficit
Preferred Stock, $0.01 par value. Authorized: 5,000,000
Issued and outstanding: None	-	-
Non-Voting Common Stock, $0.01 par value. Authorized: 5,000,000
Issued and outstanding: None	-	-
Voting Common Stock, $0.01 par value. Authorized: 50,000,000
Issued and outstanding at March 31, 2009: 13,347,295
(December 31, 2008: 13,345,495)	133	133
Paid in capital	89,994	89,717
Accumulated other comprehensive loss	(45,679)	(45,686)
Accumulated deficit	(55,713)	(59,376)
Total stockholders' deficit	$(11,265)	$(15,212)
Total liabilities and stockholders' deficit	$173,808	$171,198

Life Sciences Research Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Unaudited

(Dollars in thousands)	March 31, 2009	March 31, 2008
Cash flows from operating activities:
Net income	$3,663	$6,735
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	2,010	2,506
Amortization of gain on disposal of US property	(80)	(80)
Non-cash compensation expense associated with employee stock compensation plans	274	474
Foreign exchange loss on March 2006 Financing	135	50
Foreign exchange (gain)/ loss on intercompany balances	(48)	10
Deferred income tax (benefit)/expense	(420)	71
(Benefit)/provision for losses on accounts receivable	(22)	36
Amortization of debt issue and financing costs included in interest expense	787	963
Changes in operating assets and liabilities:
Accounts receivable, unbilled receivables and prepaid expenses	(1,833)	(5,193)
Inventories	661	71
Accounts payable, accrued expenses and other liabilities	(2,680)	(4,321)
Fees invoiced in advance	2,118	(2,810)
Defined benefit pension plan liabilities	(121)	(936)
Net cash provided by/(used in) operating activities	$4,444	$(2,424)

Cash flows used in investing activities:
Purchase of property, plant and equipment	(2,105)	(4,754)
Payment for acquisition, net of cash acquired	-	(1,771)
Net cash used in investing activities	$(2,105)	$(6,525)

Cash flows used in financing activities:
Proceeds from issue of Voting Common Stock	3	49
Repayments of long-term borrowings	(600)	(600)
Repayments of short-term borrowings	(38)	(216)
Net cash used in financing activities	$(635)	$(767)

Effect of exchange rate changes on cash and cash equivalents	(179)	98
Increase/(decrease) in cash and cash equivalents	1,525	(9,618)
Cash and cash equivalents at beginning of period	36,493	36,223
Cash and cash equivalents at end of period	$38,018	$26,605

Supplementary Disclosures:
Interest paid	$1,879	$2,102
Income taxes paid	$249	$80